Exhibit 10.3

EXECUTION VERSION

JONES SODA CO.

INVESTOR RIGHTS AGREEMENT

dated as of

July 11, 2019

TABLE OF CONTENTS

Page

1. Definitions	1
2. Board Representation; Observer	4
2.1 Size of the Board	4
2.2 Investor Designees	4
2.3 Failure to Designate; Vacancies; Removal	4
2.4 Committees; Subsidiaries	5
2.5 Observer	5
2.6 Grant of Proxy	6
2.7 Company Covenant	6
2.8 No Liability	6
2.9 No “Bad Actor” Designees	6
2.10 Expenses and Compensation	7
2.11 Indemnification Agreements	7
3. Rights to Future Stock Issuances	7
3.1 Right of First Offer	7
3.2 Offer Notice	7
3.3 Investor Election	7
3.4 Failure to Fully Subscribe	7
3.5 Excluded Securities	8
4. Lock-Up	8
4.1 Agreement to Lock-Up	8
4.2 Stop Transfer Instructions	9
5. Registration Rights	9
5.1 Demand Registration	9
5.2 Company Registration	10
5.3 Underwriting Requirements	10
5.4 Obligations of the Company	11
5.5 Furnish Information	12
5.6 Expenses of Registration	12
5.7 Indemnification	13
5.8 Reports Under Exchange Act	14
5.9 Limitations on Subsequent Registration Rights	14
5.10 Assignment	14
5.11 Termination of Registration Rights	15
6. Covenants	15
6.1 D&O Insurance	15
6.2 QSR Network	15
6.3 Matters Requiring Investor Designee Approval	15

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6.4 Further Assurances	16
6.5 Right to Conduct Activities	16
7. Miscellaneous	16
7.1 Successors and Assigns	16
7.2 Counterparts	17
7.3 Titles and Subtitles	17
7.4 Notices	17
7.5 Amendments and Waivers	17
7.6 Severability	17
7.7 Entire Agreement	18
7.8 Specific Performance	18
7.9 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial	18
7.10 Delays or Omissions	19

SCHEDULES

SCHEDULE A          Investor and Shareholder Information

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INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”), dated as of July 11, 2019, is entered into by and among Jones Soda Co., a Washington corporation (the “Company”), Heavenly RX Ltd., a British Columbia corporation (“Investor”), and each of the shareholders listed on Schedule A hereto (collectively, the “Shareholders”).

RECITALS

WHEREAS, the Company and Investor are parties to that certain Securities Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”); and

WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce Investor to enter into the Purchase Agreement and invest funds in the Company pursuant to the Purchase Agreement, Investor, the Company and the Shareholders hereby agree that this Agreement shall govern certain rights of Investor and such other matters regarding the Company and the Shareholders as set forth in this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

1.              Definitions. For purposes of this Agreement:

1.1           “Agreement” has the meaning set forth in the Preamble.

1.2           “Affiliate” means, with respect to any Person, (i) any Immediate Family Member, or (ii) any other Person that is directly or indirectly controlling, controlled by, or under common control with such Person, where “control” and derivative terms mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

1.3           “Board” means the board of directors of the Company.

1.4           “Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in either Toronto, Canada or Seattle, Washington are authorized or required by Law to be closed for business.

1.5           “Common Stock” means shares of the Company’s common stock, no par value per share.

1.6           “Company” has the meaning set forth in the Preamble.

1.7           “Change of Control Transaction” means the occurrence of one of the following events: (i) the sale, transfer, assignment, license or lease of all or a material portion of all of the assets (measured by value) of the Company and its subsidairies, taken as a whole, to a Person in a single transaction or a series of related transactions; or (ii) the sale, assignment, transfer or other disposition, directly or indirectly, either through the issuance of equity securities by the Company or the sale of equity securities by shareholders of the Company, of more than a majority of either the outstanding equity interests or voting power of the Company, in a single transaction or a series of related transactions, whether by merger, exchange, combination, joint venture, consolidation, unit purchase or otherwise, to any third party.

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1.8           “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.9           “Disqualification Event” has the meaning set forth in Section 2.9.

1.10        “Disqualified Designee” has the meaning set forth in Section 2.9.

1.11        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.12        “Excluded Securities” means (i) securities issued upon the conversion of any debenture, warrant, option, or other convertible security; (ii) Common Stock issuable upon a stock split, stock dividend, any subdivision of, or other distribution on, shares of Common Stock; (iii) shares of Common Stock (or options to purchase such shares of Common Stock) issued or issuable to employees or directors of, or consultants to, the Company pursuant to any plan, agreement or arrangement approved by the Board; (iv) shares of Common Stock, warrants, options or other convertible securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board; (v) shares of Common Stock, warrants, options or other convertible securities issued to suppliers, vendors or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board; and (vi) shares of Common Stock, warrants, options or other convertible securities issued as acquisition consideration pursuant to the acquisition of another company by the Company; provided that the issuance of any such securities in (i) through (vi) above are approved by the Board.

1.13        “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.14        “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Company with the SEC.

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1.15        “GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

1.16        “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.

1.17        “Investor” has the meaning set forth in the Preamble.

1.18        “Investor’s Counsel” has the meaning set forth in Section 5.6.

1.19        “Lock-Up Period” has the meaning set forth in Section 4.1(a).

1.20        “New Securities” means, collectively, equity securities of the Company or any subsidiary of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities, provided, however, that “New Securities” does not include any Excluded Securities.

1.21        “Observer” has the meaning set forth in Section 2.5.

1.22        “Offer Notice” has the meaning set forth in Section 3.2.

1.23        “Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, governmental entity, or other entity.

1.24        “Purchase Agreement” has the meaning set forth in the Recitals.

1.25        “QSR” has the meaning set forth in Section 6.2.

1.26        “Registrable Securities” means (a) (i) the 15,000,000 shares of Common Stock to be issued to Investor pursuant to the Purchase Agreement and (ii) any shares of Common Stock issued or issuable upon exercise of the Warrant; and (b) any shares of Common Stock or other securities of the Company issued or issuable with respect to any shares described in subsection (a) by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event with respect to the Common Stock.

1.27        “Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.28        “SEC” means the U.S. Securities and Exchange Commission.

1.29        “Securities Act” means the Securities Act of 1933, as amended.

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1.30        “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 5.6.

1.31        “Shares” means and includes any securities of the Company that the holders of which are entitled to vote for members of the Board, including without limitation, all shares of Common Stock, by whatever name called, now owned or subsequently acquired by a Shareholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

1.32        “Shareholders” has the meaning set forth in the Preamble.

1.33        “SOL” means SOL Global Investments Corp., an Ontario corporation and the parent company of Investor.

1.34        “Warrant” means the Warrant for the purchase of Common Stock issued to Investor pursuant to the Purchase Agreement.

2.              Board Representation; Observer.

2.1           Size of the Board. Each Shareholder agrees to cause, including in its capacity as a member of the Board, if applicable, and including by voting or causing to be voted all Shares owned by such Shareholder, or over which such Shareholder has voting control (whether at a meeting or by executing a written consent, as applicable), from time to time and at all times, the size of the Board to be established at and to remain at seven directors.

2.2           Investor Designees. For so long as Investor and its Affiliates continue to own beneficially at least 25% of the shares of Common Stock that Investor purchased under the Purchase Agreement (disregarding any shares of Common Stock issuable upon exercise of the Warrant, but including any adjustments to give effect to reclassifications, recapitalizations, reverse stock splits, or similar events of such original shares of Common Stock), each Shareholder agrees to cause, including in its capacity as a member of the Board, if applicable, and including by voting or causing to be voted all Shares owned by such Shareholder, or over which such Shareholder has voting control (whether at a meeting or by executing a written consent, as applicable), from time to time and at all times, two individuals designated from time to time by Investor (the “Investor Designees”) to be members of the Board, whether by election or re-election or, in the case of a vacancy, by appointment by the Board. The initial Investor Designees shall be Paul Norman and one other individual to be named at a later time, which Investor Designees shall be appointed to the Board as soon as practicable following the date of this Agreement to fill the two vacancies on the Board existing at such time.

2.3           Failure to Designate; Vacancies; Removal. Each Shareholder agrees to vote, or cause to be voted (whether at a meeting or by executing a written consent, as applicable), all Shares owned by such Shareholder, or over which such Shareholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

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(a)            In the absence of any designation from Investor as specified in Section 2.2, the Investor Designee previously designated by Investor and then serving shall be reelected if still eligible and willing to serve as provided herein (and otherwise, such Board seat shall remain vacant);.

(b)           no Investor Designee shall be removed from the Board unless requested by Investor or if Investor is no longer entitled to designate such director pursuant to Section 2.2;

(c)            any vacancies created by the resignation, removal or death of an Investor Designee shall be filled by an individual named by Investor; and

(d)           upon the request of Investor to remove an Investor Designee as a director, such Investor Designee shall be so removed.

2.4           Committees; Subsidiaries.

(a)            Each Investor Designee shall have the right, but not the obligation, to be appointed to each committee of the Board, if any, and each committee of each subsidiary of the Company, if any, and to attend and serve as an observer at all meetings of each such committee. Notwithstanding the foregoing, the Company reserves the right to withhold any information, to exclude each Investor Designee from any such committee or any such committee meeting (or portion thereof), if access to such information, participation on such committee or attendance at such meeting (or portion thereof) could (i) adversely affect the attorney-client privilege between the Company or any subsidiary of the Company and their respective counsel, (ii) result in a conflict of interest, or (iii) violate or contravene any applicable director independence requirements of (A) the SEC, (B) the Securities Act (and the regulations promulgated thereunder), (C) the securities exchange or trading market on which the Common Stock is then listed, or (D) the Company’s Board committee charters then in effect.

(b)           The Company and each Shareholder shall take such actions as may reasonably required to ensure that the board of directors (or equivalent body) of each subsidiary of the Company includes both Investor Designees.

(c)            To the extent any subsidiary of the Company is a member-managed limited liability company, any action or consent requiring consent of the member shall require approval by the Board.

(d)           The provisions of this Section 2.4 shall survive for so long as any Investor Designee serves on the Board.

2.5           Observer. In addition to the Investor Designees, for so long as Investor owns any Shares, the Company shall invite an individual designated by Investor, to serve as a representative of Investor, to attend in a nonvoting observer capacity all meetings of the Board or the board of directors (or equivalent body) of any subsidiary of the Company or at any committee meetings of any of the foregoing (the “Observer”). The Company shall give the Observer copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that the Observer shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude the Observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in a conflict of interest. The initial Observer shall be Andrew DeFrancesco.

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2.6           Grant of Proxy. Upon the failure of any Shareholder to vote such Shareholders’ Shares in accordance with the terms of this Section 2 following reasonable prior notice of such required vote, such Shareholder hereby grants to Investor (or at Investor’s option, an individual designated by the Board) a proxy coupled with an interest in all Shares owned by such Shareholder to vote all such Shares in the manner provided in this Section 2 with respect to the matter for which such Shareholder failed to vote. Such proxy shall be irrevocable for so long as Investor is entitled to designate individuals to serve on the Board pursuant to Section 2.2.

2.7           Company Covenant. The Company agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement. Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the directors as provided in this Agreement. Without limiting the generality of the foregoing, the Company shall use best efforts (a) to establish the size of the Board at seven directors on the date of this Agreement, and maintain such size during the term of this Agreement; (b) to appoint the initial Investor Designees, as named in Section 2.2, to fill the newly-created vacancies on the Board; (c) to include all Investor Designees as nominees for election in the Company’s proxy materials, as applicable, along with the Board’s recommendation that the Company’s shareholders vote to elect such Investor Designees to serve on the Board; and (d) at the request of Investor, to call a special meeting of, or solicit execution of a written consent by, the Company’s shareholders for the purpose of electing Investor Designees in accordance with this Section 2.

2.8           No Liability. Neither Investor, nor any Affiliate of Investor, shall have any liability as a result of designating an Investor Designee for election as a director for any act or omission by such Investor Designee in his or her capacity as a director of the Company. No Shareholder shall have any liability as a result of voting for any Investor Designee in accordance with the provisions of this Agreement.

2.9           No “Bad Actor” Designees. Investor hereby represents and warrants to the Company that, to such Investor’s knowledge, none of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)-(viii) under the Securities Act (each, a “Disqualification Event”), is applicable to the initial Investor Designees named in Section 2.2 (except for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable). Any director designee to whom any Disqualification Event is applicable (except for a Disqualification Event to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable) is hereinafter referred to as a “Disqualified Designee.” Investor hereby covenants and agrees (a) not to designate or participate in the designation of any director designee who, to Investor’s knowledge, is a Disqualified Designee, and (b) that if Investor becomes aware that any individual previously designated by Investor is or has become a Disqualified Designee, Investor shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement designee who is not a Disqualified Designee.

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2.10        Expenses and Compensation. The Company shall reimburse each Investor Designee and Observer for his or her reasonable out-of-pocket expenses (including travel) incurred in connection incurred in connection with attendance of meetings of the Board or the board of directors (or equivalent body) of any subsidiary of the Company or at any committee meetings of any of the foregoing. Without duplication of the foregoing, each Investor Designee shall be entitled to all compensation and reimbursement rights that are generally available to non-employee directors of the Company.

2.11        Indemnification Agreements. Contemporaneously with the appointment of each Investor Designee to serve on the Board, the Company will enter into an Indemnification Agreement, in the form attached to the Purchase Agreement as Exhibit D, with respect to such Investor Designee.

3.              Rights to Future Stock Issuances.

3.1           Right of First Offer. Subject to the terms and conditions of this Section 3.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to Investor. Investor shall be entitled to apportion such right of first offer in such proportions, as it deems appropriate, among itself and its Affiliates; provided that, to be eligible for such apportionment, each such Affiliate must execute a joinder to this Agreement, thereby agreeing to be bound by the terms of this Agreement, in customary form and substance reasonably satisfactory to the Company.

3.2           Offer Notice. The Company shall give notice (the “Offer Notice”) to Investor, stating (a) its bona fide intention to offer such New Securities, (b) the number of such New Securities to be offered, and (c) the price and terms upon which it proposes to offer such New Securities.

3.3           Investor Election. By notification to the Company within 20 days after the Offer Notice is received, Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, all or any portion of such New Securities. The consummation of any sale and purchase pursuant to this Section 3.3 shall occur within 90 days of the later of the date that the Offer Notice is received by Investor and the date of the initial sale of New Securities, if any, pursuant to Section 3.4.

3.4           Failure to Fully Subscribe. If all New Securities referred to in the Offer Notice are not elected to be purchased by Investor pursuant to Section 3.3, the Company may, during the 90-day period following the expiration of the 20-day period referenced in Section 3.3, offer and sell the unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within 30 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first re-offered to Investor in accordance with this Section 3.

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3.5           Excluded Securities. For the avoidance of doubt, the right of first offer in Section 3.1 shall not be applicable to Excluded Securities.

4.              Lock-Up.

4.1           Agreement to Lock-Up.

(a)            Investor, each transferee of Investor’s shares of Common Stock as permitted under Section 4.1(b) and each Shareholder will not, during the period commencing on the date of this Agreement and ending on the one-year anniversary of the date of this Agreement (the “Lock-Up Period”): (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or other securities of the Company; or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or other securities of the Company, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. As of the date of this Agreement, Investor and each Shareholder owns the securities of the Company set forth next to his, her or its name on Schedule A hereto.

(b)           The provisions of Section 4.1(a) shall not apply to:

(i)             with respect to each Shareholder, transfers of shares of Common Stock (A) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or an Immediate Family Member of such Shareholder; or (B) by operation of law, such as pursuant to a qualified domestic order or as required by a divorce settlement (provided, however, that the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer, and such transfer shall not involve a disposition for value);

(ii)           with respect to each Shareholder, the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act, provided that such plan does not provide for the transfer of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock during the Lock-Up Period;

(iii)         with respect to each Shareholder, transfers to the Company in connection with the “net” or “cashless” exercise of options or other rights to purchase shares of Common Stock granted pursuant to an equity incentive plan, stock purchase plan or similar arrangement approved by the Board in satisfaction of any tax withholding obligations through cashless surrender or otherwise, provided, however, that any shares of Common Stock issued upon exercise of such option or other rights shall remain subject to the terms of this Lock-Up Agreement; or

(iv)          with respect to Investor and each Shareholder that is a corporation, limited liability company, partnership, trust or other entity, transfers to its shareholders, members, partners or trust beneficiaries as part of a distribution, or to any corporation, partnership or other entity that is its Affiliate (provided, however, that the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer, and such transfer shall not involve a disposition for value).

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4.2           Stop Transfer Instructions; Legend. In order to enforce the foregoing covenant, the Company may (a) impose stop-transfer instructions with respect to the shares of Common Stock or other securities of the Company of Investor and each Shareholder (and permitted transferees and assignees thereof) until the end of such restricted period and (b) stamp, imprint or notate the shares of Common Stock or other securities of the Company of Investor and each Shareholder (and permitted transferees and assignees thereof) with the following legend:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD, ALL AS SET FORTH IN CERTAIN AGREEMENTS BETWEEN THE RECORD OWNER OF THESE SHARES AND THE COMPANY, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.”

5.              Registration Rights. The Company covenants and agrees as follows:

5.1           Demand Registration.

(a)            Following the expiration of the Lock-Up Period, if the Company receives a request from Investor that the Company file a registration statement with respect to outstanding Registrable Securities having an anticipated aggregate offering price of at least $1 million, then the Company shall, as soon as practicable, and in any event within 45 days after the date such request is given by Investor, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by Investor, subject to the limitations of Sections 5.1(b) and 5.3. If at the time of Investor’s request the Company is not eligible to use a Form S-3 registration statement, the Company will instead file a registration statement on Form S-1 or such other form as available and appropriate to effectuate the offering.

(b)           Notwithstanding Section 5.1(a), if the Company furnishes to Investor a certificate signed by the Company’s chief executive officer stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such requested registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than 60 days after the request of Investor is given; provided, however, that the Company may not invoke this right more than twice in any 12-month period.

(c)            The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 5.1(a) (i) during the period that is 30 days before the Company’s good faith estimate of the date of filing of, and ending on a date that is 60 days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Section 5.1(a) within the 12-month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 5.1(c) until such time as the applicable registration statement has been declared effective by the SEC, unless Investor withdraws its request for such registration, elects not to pay the registration expenses therefor, and forfeit its right to one demand registration statement pursuant to Section 5.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 5.1(c); provided, however, that if such withdrawal is during a period the Company has deferred taking action pursuant to Section 5.1(b), then the Investors may withdraw their request for registration and such registration will not be counted as “effected” for purposes of this Section 5.1(c).

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5.2           Company Registration. Following the expiration of the Lock-Up Period, if the Company proposes to register (including, for this purpose, a registration effected by the Company for shareholders other than Investor) any of its Common Stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in connection with the issuance of any Excluded Securities), the Company shall, at such time, promptly give Investor notice of such registration. Upon the request of Investor given within 20 days after such notice is given by the Company, the Company shall, subject to the provisions of Section 5.3, cause to be registered all of the Registrable Securities that Investor has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 5.2 before the effective date of such registration, whether or not Investor has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 5.6.

5.3           Underwriting Requirements.

(a)            If Investor intends to distribute the Registrable Securities covered by its request pursuant to Section 5.1 by means of an underwriting, Investor shall so advise the Company as a part of such request. The underwriter (or underwriters) will be selected by Investor, subject only to the reasonable approval of the Board. Investor shall (together with the Company as provided in Section 5.4(e)) enter into an underwriting agreement in customary form with the underwriter selected for such underwriting. Notwithstanding any other provision of this Section 5.3, if the underwriter advises Investor in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Registrable Securities of Investor that otherwise would be underwritten will be reduced accordingly; provided, however, that the number of Registrable Securities of Investor to be included in such underwriting shall not be reduced unless all other securities of other selling shareholders are first entirely excluded from the underwriting.

(b)           In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 5.2, the Company shall not be required to include any of Investor’s Registrable Securities in such underwriting unless Investor accepts the terms of the underwriting as agreed upon between the Company and its underwriters. If the Company and the underwriters, in their reasonable discretion, determine that less than all of Investor’s Registrable Securities requested to be registered can be included in such offering due to marketing factors (and advise Investor of such determination in writing), then the Registrable Securities of Investor that otherwise would be underwritten will be reduced accordingly. Notwithstanding the foregoing, (i) in no event shall the number of Registrable Securities of Investor to be included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, and (ii) in no event shall the number of Registrable Securities of Investor to be included in the offering be reduced below 30% of the total number of securities included in such offering.

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(c)            For purposes of Section 5.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 5.3(a), fewer than 80% of the total number of Registrable Securities that Investor has requested to be included in such registration statement are actually included.

5.4           Obligations of the Company. Whenever required to effect a registration under this Section 5, the Company shall, as expeditiously as reasonably possible:

(a)            prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of Investor, keep such registration statement effective for a period of up to 120 days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period Investor refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such 120-day period shall be extended for up to 365 days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)           prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)            furnish to Investor such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as Investor may reasonably request in order to facilitate the disposition of its Registrable Securities;

(d)           use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by Investor; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

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(e)            in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter of such offering;

(f)            use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on each securities exchange or trading system (e.g., OTC), if any, on which similar securities of the Company are then listed;

(g)           provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)           promptly make available for inspection by Investor any underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by Investor, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)             notify Investor, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)             after such registration statement becomes effective, notify Investor of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

5.5           Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 5 with respect to the Registrable Securities of Investor that Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of Investor’s Registrable Securities.

5.6           Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to this Section 5, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for Investor (“Investor’s Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 5.1 if the registration request is subsequently withdrawn at the request of Investor (in which case Investor shall bear such expenses), unless Investor agrees to forfeit its right to one registration pursuant to Section 5.1. All Selling Expenses relating to Registrable Securities registered pursuant to this Section 5 shall be borne and paid by Investor.

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5.7           Indemnification. If any Registrable Securities are included in a registration statement under this Section 5:

(a)            To the extent permitted by law, the Company will indemnify and hold harmless (i) Investor, (ii) the officers, directors, and shareholders of Investor, (iii) legal counsel and accountants for Investor, (iv) any underwriter (as defined in the Securities Act) for Investor, and (v) each Person, if any, who controls Investor or such underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to Investor and each such other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such Damages are incurred; provided, however, that the indemnity agreement contained in this Section 5.7(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of Investor or any such other aforementioned Person expressly for use in connection with such registration.

(b)           To the extent permitted by law, Investor will indemnify and hold harmless (i) the Company, (ii) each of its directors, (iii) each of its officers who has signed the registration statement, (iv) each Person, if any, who controls the Company within the meaning of the Securities Act, (v) legal counsel and accountants for the Company, (vi) any underwriter (as defined in the Securities Act), (vii) any other shareholder selling securities in such registration statement, and (viii) any controlling Person of any such underwriter or other shareholder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of Investor expressly for use in connection with such registration, and Investor will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such Damages are incurred; provided, however, that the indemnity agreement contained in this Section 5.7(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of Investor, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by Investor by way of indemnity or contribution under this Section 5.7(b) exceed the proceeds from the offering received by Investor (net of any Selling Expenses paid by Investor), except in the case of fraud or willful misconduct by Investor.

(c)            Promptly after receipt by an indemnified party under this Section 5.7 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.7, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action.

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(d)           Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control. Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Investor under this Section 5.7 shall survive the completion of any offering of Registrable Securities in a registration under this Section 5, and otherwise shall survive the termination of this Agreement.

5.8           Reports Under Exchange Act. With a view to making available to Investor the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit Investor to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall: (a) make and keep available adequate current public information, as those terms are understood and defined in Rule 144; (b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and (c) furnish to Investor, so long as Investor owns Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act, and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, and (ii) such other information as may be reasonably requested in availing Investor of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form S-3.

5.9           Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of Investor, which consent shall not be unreasonably withheld, enter into any agreement with any holder or prospective holder of any securities of the Company that would (i) allow such holder or prospective holder to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of Investor that are included; or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder.

5.10        Assignment. The rights under this Section 5 may be assigned by Investor to a transferee of Registrable Securities that is an Affiliate of Investor; provided, however, that any such transfer during the Lock-Up Period must comply with Section 4.1(b)(iv).

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5.11        Termination of Registration Rights. The right to request registration or inclusion of Registrable Securities in any registration pursuant to Sections 5.1 or 5.2 shall terminate upon such time when Rule 144 or another similar exemption under the Securities Act is continuously available during a three-month period for the sale of all Registrable Securities without limitation and without registration.

6.              Covenants.

6.1           D&O Insurance. For so long as any Investor Designee serves on the Board, the Company shall maintain a customary directors and officers liability insurance policy for each of its directors and officers with aggregate limits reasonably acceptable to the Board. The Company shall annually, within 120 days after the end of each fiscal year of the Company, deliver to Investor a certification that such insurance liability insurance policy remains in effect.

6.2           QSR Network. For so long as any Investor Designee serves on the Board, Investor shall use commercially reasonable efforts to introduce the Company to Investor’s network of quick service (“QSR”) locations. As part of this process, Investor shall facilitate introductions, participate in meetings, encourage such QSR locations to stock and sell the Company’s products and take such other actions reasonably requested by the Company from time to time in order to enable the Company to sell its products through and to this QSR network; provided, however, that Investor provides no assurances as to the volume or certainty of such sales, or whether any sales will be made at all. Within two Business Days after the date of this Agreement, Investor shall provide the Company’s management and the Board with an informal confidential list of QSR locations to which Investor reasonably believes it may be able to introduce the Company. The parties understand and agree that such list is neither a binding obligation to perform nor a guarantee of any contract, but rather an exercise to illustrate to the Company the potential of the QSR network.

6.3           Matters Requiring Investor Designee Approval. For so long as any Investor Designee serves on the Board, the Company hereby covenants and agrees that it shall not, without approval of the Board, which approval must include the affirmative vote of all Investor Designees then serving on the Board:

(a)            amend, alter, repeal or waive any provision of the articles of incorporation or bylaws or similar governance documents of the Company or any of the Company’s subsidiaries;

(b)           offer or sell any New Securities;

(c)            (i) create, or authorize the creation of, or issue, authorize the issuance of or change the terms of, any debt security, (ii) create any lien or security interest or incur debt, or (iii) permit any subsidiary of the Company to take any such action with respect to any debt security, lien, security interest or debt; provided, however, that this Section 6.3(c) shall not apply with respect to (A) any debt security, lien, security interest, debt outstanding or amounts payable under the Loan and Security Agreement, dated as of December 27, 2013, by and between Jones Soda Co. (USA) Inc., Jones Soda (Canada) Inc. and BFI Business Finance, as amended, modified or superseded from time to time in accordance with its terms and as approved by the Board (the “Line of Credit”), or (B) any purchase money liens or statutory liens of landlords, mechanics, materialmen, workmen, warehousemen and other similar Persons arising or incurred in the ordinary course of business that have been approved by the Board;

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(d)           effect, authorize or consent to a Change of Control Transaction;

(e)            change the strategy or principal lines of business of the Company or any subsidiary of the Company;

(f)            liquidate or dissolve the Company or acquiesce in the filing of, a petition in bankruptcy or similar proceeding;

(g)           commit to or make any expenditures in excess of $1,000,000 in one or a series of transactions, except for any amounts payable or paid down in connection with the Line of Credit; or

(h)           commit to do any of the foregoing.

6.4           Further Assurances. At any time or from time to time after the date of this Agreement, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to carry out the intent of the parties hereunder.

6.5           Right to Conduct Activities. The Company hereby agrees and acknowledges that Investor (together with its Affiliates, including SOL) has many investments, and as such reviews the business plans and related proprietary information of many enterprises, some of which may compete directly or indirectly with the Company’s business (as currently conducted or as currently proposed to be conducted).  The Company hereby agrees that, to the extent permitted under applicable law, Investor (and its Affiliates) shall not be liable to the Company for any claim arising out of, or based upon (a) the investment by Investor (or its Affiliates) in any entity competitive with the Company, or (b) actions taken by any partner, officer, employee or other representative of Investor (or its Affiliates) to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (i) Investor or its Affiliates from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement or (ii) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

7.              Miscellaneous.

7.1           Successors and Assigns. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

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7.2           Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

7.3           Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

7.4           Notices. All notices, requests, consents, claims, demands, waivers and other communications under this Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Any communication to Investor (including to any of Investor’s Affiliates subject to the terms hereof) or a Shareholder shall be sent to such Person at its email address, facsimile number or address as set forth on Schedule A (or at such other email address, facsimile number or address for such Person as specified in a notice given in accordance with this Section 7.4). Any communication to the Company shall be sent in accordance with the contact information set forth in the Company’s most recent filings with the SEC, addressed to the attention of the Chief Executive Officer.

7.5           Amendments and Waivers. Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of (a) the Company, (b) Investor and (c) the holders of at least a majority of the Shares held by the Shareholders. Notwithstanding the foregoing, this Agreement may not be amended, modified or terminated, and no provision hereof may be waived, in each case, in any way which would adversely affect the rights of any Shareholder (or group of Shareholders) hereunder in a manner disproportionate to any adverse effect such amendment, modification, termination or waiver would have on the rights of the other Shareholders hereunder, without also the written consent of such Shareholder (or, in the case of an adverse affect to the rights of a group of Shareholders, the holders of at least a majority of the Shares held by such group of Shareholders). Notwithstanding the foregoing, Schedule A may be amended by the Company from time to time in compliance with the terms of this Agreement without the consent of the other parties. The Company shall give prompt notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination, or waiver. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

7.6           Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

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7.7           Entire Agreement. This Agreement, the Purchase Agreement, the other documents and agreements delivered pursuant to the Purchase Agreement, and the Mutual Nondisclosure Agreement, dated as of April 22, 2019, between the parent company of Investor and the Company, constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter, including the Term Sheet for Common Stock Financing of Jones Soda Co., dated as of June 7, 2019.

7.8           Specific Performance. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each party to this Agreement shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions.

7.9           Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)            This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

(b)           ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF WASHINGTON IN EACH CASE LOCATED IN THE CITY OF SEATTLE AND COUNTY OF KING, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH IN THIS AGREEMENT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)            EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.9(C).

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7.10        Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such non-breaching or non-defaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

JONES SODA CO.

By	/s/ Jennifer Cue
Name: Jennifer Cue
Title: President and Chief Executive Officer

INVESTOR:

HEAVENLY RX LTD.

By	/s/ Bradley Morris
Name: Bradley Morris
Title: Director

SHAREHOLDERS:

JENNIFER CUE

By	/s/ Jennifer Cue
Name: Jennifer Cue

ERIC CHASTAIN

By	/s/ Eric Chastain
Name: Eric Chastain

MICHAEL M. FLEMING

By	/s/ Michael M. Fleming
Name: Michael M. Fleming

[Signature Page to Investor Rights Agreement]

SCHEDULE A

INVESTOR AND SHAREHOLDER INFORMATION

INVESTOR:                    COMPANY SECURITIES OWNED AS OF JULY 11, 2019

Heavenly RX Ltd.                    15,000,000

1112 North Flagler Dr.

Fort Lauderdale, FL 33304

Attn: Mike Beedles / Steve Avalon

Email: mbeedles@heavenlyrx.com

SHAREHOLDERS:

Jennifer Cue                    3,069,648 (1)

66 S. Hanford St.

Suite 150

Seattle, WA 98134

(206) 624-3357

Eric Chastain                    374,695 (2)

66 S. Hanford St.

Suite 150

Seattle, WA 98134

(206) 624-3357

Michael M. Fleming                    408,536

66 S. Hanford St.

Suite 150

Seattle, WA 98134

(206) 624-3357

(1)	On March 23, 2018, Mrs. Cue purchased a $100,000 convertible subordinated promissory note of the Company, which accrues interest at a rate of 6.0% per annum with a four-year team and a conversion rate of $0.32 per share. The conversion price is subject to anti-dilution adjustment on a broad-based, weighted average basis if we issue shares or equity-linked instruments at a conversion price below $0.32 per share. Ms. Cue may convert all or part of such convertible note into shares of common stock of the Company at any time on or prior to the maturity date of the convertible note. As of March 14, 2019, Ms. Cue has the ability to convert the note into 330,788 shares, which have been included in the amounts listed above.

(2)	On April 18, 2018, Mr. Chastain purchased a $10,000 convertible subordinated promissory note of the Company, which accrues interest at a rate of 6.0% per annum with a four-year team and a conversion rate of $0.32 per share. The conversion price is subject to anti-dilution adjustment on a broad-based, weighted average basis if we issue shares or equity-linked instruments at a conversion price below $0.32 per share. Mr. Chastain may convert all or part of such convertible note into shares of common stock of the Company at any time on or prior to the maturity date of the convertible note. As of March 14, 2019, Mr. Chastain has the ability to convert the note into 32,945 shares, which have been included in the amounts listed above.